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                        EXHIBIT 99 - COMPUTATION OF THE
                      RATIOS OF EARNINGS TO FIXED CHARGES

                    WHIRLPOOL CORPORATION AND SUBSIDIARIES

                             (dollars in millions)


                                                Nine Months Ended
                                                September 30, 1995
                                     -----------------------------------------
                                     Appliance       Financial      Whirlpool
                                      Business       Services      Corporation
                                     ----------     ----------     -----------
Pretax earnings                        $222.1          $21.1         $243.2

Portion of rents representative
  of the interest factor                 14.2            0.6           14.8

Interest on indebtedness                 95.1           57.6          152.7

Amortization of debt expense
  and premium                             0.4            0.1            0.5

WFC preferred stock dividend                -            3.4            3.4
                                       ------          -----         ------

       Adjusted income                 $331.8          $82.8         $414.6
                                       ======          =====         ======

Fixed charges
-------------

  Portion of rents representative
    of the interest factor             $ 14.2          $ 0.6         $ 14.8

  Interest on indebtedness               95.1           57.6          152.7

  Amortization of debt expense
    and premium                           0.4            0.1            0.5

  WFC preferred stock dividend              -            3.4            3.4
                                       ------          -----         ------

                                       $109.7          $61.7         $171.4
                                       ======          =====         ======

Ratio of earnings to
  fixed charges                          3.02           1.34           2.42
                                       ======          =====         ======

Ratio of earnings to
 fixed charges at
  September 30, 1994                     5.47           1.41           4.11
                                       ======          =====         ======




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